Exhibit 99.1

Pixelworks Reports Third Quarter 2026 Financial Results

PORTLAND, Ore., Nov. 11, 2026 – Pixelworks, Inc. (NASDAQ: PXLW) (“Pixelworks” or the “Company”), a provider of innovative cinematic and enhanced visualization solutions, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 and Recent Highlights
•Announced multi-year device certification agreement with Meta to bring TrueCut Motion® cinematic content to Meta’s VR Devices, including the upcoming Meta VR Glasses
•Worked with Universal Pictures on DreamWorks Animation’s original animated comedy, Forgotten Island, theatrically released in late September
•Repurchased $1.2 million of shares of common stock for less than book value under the Company’s stock repurchase program
•Ended the third quarter with cash, cash equivalents and short-term marketable securities of approximately $50 million

“During the third quarter, we continued to execute on our strategy of building and scaling a pure-play technology licensing business centered on TrueCut Motion and our visualization solutions,” stated Todd DeBonis, Chairman and CEO of Pixelworks. “This included steady progress toward our near-term objectives of growing the TrueCut Motion ecosystem of premium large-format exhibitors and expanding the availability of cinematic TrueCut Motion-graded content.

“Most recently, we achieved a major milestone with Meta becoming our first major device manufacturer customer for TrueCut Motion device certification. This multi-year agreement, which is ahead of the original timeline for our device licensing program, will bring unmatched cinematic clarity and highly immersive content to Meta’s VR devices. We also believe this partnership will meaningfully accelerate the pipeline of new TrueCut Motion-graded titles. Importantly, we remain well capitalized to execute on our strategy and continue driving growing momentum for our differentiated TrueCut Motion content across both theatrical and device experiences.”

Conference Call Information
Pixelworks will host a conference call today, November 11, 2026, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:

Third Quarter 2026 Conference Call
Date: Wednesday, November 11, 2026
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here

Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.

Pixelworks, Inc.
Pixelworks (NASDAQ: PXLW) is a technology licensing company specializing in cinematic visualization solutions, including industry-leading content creation, delivery and display processing solutions that enable highly authentic viewing experiences with superior visual quality. Pixelworks has more than 20 years of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services.

About TrueCut Motion
TrueCut Motion® is a powerful video platform from Pixelworks that provides filmmakers with a new palette for motion. It enables shot-by-shot motion grading, allowing creators to manage judder, motion blur, and frame rates to achieve a consistent, cinematic look across all screens. For more information on TrueCut Motion, visit: www.truecutmotion.com

Note: Pixelworks, the Pixelworks logo, TrueCut Motion and TrueCut are registered trademarks of Pixelworks, Inc.

Note Regarding Financial Statements
As previously announced, on January 6, 2026, the Company completed the transaction to sell its shares in Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a subsidiary of Pixelworks (“Pixelworks Shanghai”), to a special purpose entity led by VeriSilicon Microelectronics (Shanghai). The contribution from the Pixelworks Shanghai semiconductor subsidiary to the operating results of the Company for the three and nine months ended September 30, 2026 was determined to be immaterial. Therefore, the Company’s reported financial results contained in today’s press release do not include discontinued operations activity from the first several days of January 2026 before the sale closed.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements regarding the expansion and adoption of TrueCut Motion technology and the Company’s strategy to grow as a global technology licensing business. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue, net	$378	$241	$888	$400
Cost of revenue	30	24	248	77
Gross profit	348	217	640	323
Operating expenses:
Research and development (1)	1,472	932	3,632	2,798
Selling, general and administrative (2)	2,311	1,902	6,627	5,746
Restructuring	—	—	2,089	—
Total operating expenses	3,783	2,834	12,348	8,544
Loss from operations	(3,435)	(2,617)	(11,708)	(8,221)
Interest income and other	648	(3)	1,544	62
Loss before income taxes	(2,787)	(2,620)	(10,164)	(8,159)
Benefit for income taxes	(12)	(57)	(24)	(201)
Net loss from continuing operations	(2,775)	(2,563)	(10,140)	(7,958)
Net income (loss) from discontinued operations, net of income taxes	—	(2,030)	85,153	(11,580)
Net income (loss)	(2,775)	(4,593)	75,013	(19,538)
Less: Net loss attributable to redeemable non-controlling interest and non-controlling interest	—	161	—	638
Net income (loss) attributable to Pixelworks, Inc.	$(2,775)	$(4,432)	$75,013	$(18,900)

Net loss from continuing operations per share - basic and diluted	$(0.46)	$(0.47)	$(1.63)	$(1.51)
Net income (loss) from discontinued operations per share:
Basic	$—	$(0.37)	$13.66	$(2.20)
Diluted	$—	$(0.37)	$13.36	$(2.20)
Net income (loss) attributable to Pixelworks, Inc. per share:
Basic	$(0.46)	$(0.81)	$12.03	$(3.59)
Diluted	$(0.46)	$(0.81)	$11.77	$(3.59)
Weighted average shares outstanding:
Basic	6,056	5,440	6,233	5,258
Diluted	6,056	5,440	6,375	5,258

(1) Includes stock-based compensation	353	100	566	344

(2) Includes stock-based compensation	759	483	1,643	1,156

PIXELWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$40,892	$11,243
Short-term marketable securities	8,932	—
Accounts receivable, net	95	—
Prepaid expenses and other current assets	386	568
Current assets held for sale	—	38,422
Total current assets	50,305	50,233
Property and equipment, net	190	205
Operating lease right-of-use assets	461	704
Other assets, net	61	121
Total assets	$51,017	$51,263
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$328	$—
Accrued liabilities and current portion of long-term liabilities	984	1,972
Current portion of income taxes payable	—	43
Current liabilities held for sale	—	18,005
Total current liabilities	1,312	20,020
Operating lease liabilities, net of current portion	154	298
Income taxes payable, net of current portion	481	508
Deferred tax liability	—	31
Total liabilities	1,947	20,857
Commitments and contingencies
Redeemable non-controlling interest	—	28,600
Shareholders’ equity:
Preferred stock	—	—
Common stock	506,624	504,405
Treasury stock, at cost	(4,432)	—
Accumulated other comprehensive income	244	2,882
Accumulated deficit	(453,366)	(528,379)
Total Pixelworks, Inc. shareholders’ equity (deficit)	49,070	(21,092)
Non-controlling interest	—	22,898
Total shareholders' equity	49,070	1,806
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$51,017	$51,263

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com